Exhibit 99.1

Popular Sells Shares of EVERTEC in Secondary Public Offering and

in Private Sale to EVERTEC

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – On August 15, 2022, Popular, Inc. (“Popular”) (NASDAQ:BPOP) completed the sale of its remaining 7,065,634 shares (the “Shares”) of common stock of EVERTEC, Inc. (“EVERTEC”) (NYSE:EVTC). Popular sold 6,262,293 of the Shares in an underwritten public offering of EVERTEC’s common stock. J.P. Morgan Securities LLC acted as sole book-running manager, BofA Securities, Goldman Sachs & Co. LLC and Morgan Stanley acted as lead managers and Hovde Group, LLC, Keefe, Bruyette & Woods, A Stifel Company, Piper Sandler and PNC Capital Markets LLC acted as co-managers for the underwritten public offering. Concurrently with the completion of the underwritten public offering, Popular completed a private sale of 803,341 of the Shares to EVERTEC. Following the sale of the Shares, Popular no longer owns any EVERTEC common stock.

The total cash proceeds received by Popular from the underwritten public offering and the private sale to EVERTEC were approximately $219.8 million. The combined transactions resulted in an after-tax gain of approximately $131 million. Popular intends to return to shareholders, via common stock repurchases, the after-tax gains resulting from the sale of the Shares.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on the current expectations of Popular’s management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on Popular’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com